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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          October 3, 1995
                                                --------------------------------

                           HANCOCK HOLDING COMPANY
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           (Exact name of registrant as specified in its charter)


Mississippi                              0-13089                64-0693170
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(State or other jurisdiction of        (Commission       (IRS Employer I.D. No.)
of incorporation)                        File No.)


One Hancock Plaza, P. O. Box 4019 Gulfport, Mississippi            39502
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  601-868-4000
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ITEM 5.  OTHER EVENTS

         The following cases, which relate to the placement of collateral protection insurance, have been filed against the Company's subsidiary, Hancock Bank (the "Bank"):

1. Patricia Owen, All Similarly Situated Borrowers/Co-Borrowers, And Others, Does 1-100 v. Hancock Bank, Prudential Property and Casualty Insurance, Ross & Yerger, P.A., Ross & Yerger, Inc., Ross & Yerger Financial Systems, National Underwriters of Delaware, Inc., And Others Similarly Situated, Does 1-100, Civil Action No. 1:95CV493BRK in the United States District Court for the Southern District of Mississippi, Biloxi Division. In this matter, which was filed on September 28, 1995, the plaintiff sued the defendants on behalf of herself and others similarly situated with respect to collateral protection insurance obtained by the Bank from Prudential Property and Casualty Insurance. The plaintiff claims causes of action for breach of contract, scheme to defraud, fraudulently and/or deceptively attempting to collect excessive collateral protection insurance premiums, breach of the duty of good faith and fair dealing, breach of fiduciary duty, fraudulent concealment, violation of the Civil Rights Act of 1991, violation of the Federal Consumer Credit Act, violation of the Truth in Lending Act, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of the Bank Tying Act, mental and emotional anguish, contractual interference, and intentional misrepresentation. The suit requests the Court to certify a plaintiff class and a defendant class. The plaintiff seeks an unspecified amount in compensatory damages for economic losses, legal expenses, attorney's fees, and prejudgment interest. Additionally, the plaintiff seeks unspecified tort damages and punitive
damages.   Bank is denying liability.

2. Hancock Bank v. W. Glenn Terrell, Civil Action No. 95-00639, in the County Court of Harrison County, Mississippi. This action was instituted by the Bank on May 16, 1995, against Terrell to collect a deficiency on a note.
In August of 1995 Terrell filed a counterclaim against the Bank alleging the Bank failed to mitigate damages by failing to force-place insurance coverage on the collateral securing the loan. The Complaint also alleges fraud and a scheme to defraud the Bank's customers by the overcharging of collateral protection insurance premiums when the collateral is not in jeopardy and waiving said insurance premiums when the collateral is in jeopardy. Terrell seeks an unspecified amount in tort damages for economic loss, the amount of the loan with prejudgment interest, attorney's fees and legal expenses.
Terrell also seeks an unspecified amount in punitive damages. Bank is denying liability.

3. Hancock Bank v. Edgel Burgess, Civil Action No. 95-0208 in the Circuit Court of Pearl River Count, Mississippi. This action was instituted by the Bank on July 18, 1995, against Burgess to collect a note which Burgess had guaranteed. In September of 1995, Burgess answered the suit and counterclaimed against the Bank. Burgess alleges violation of the Truth in Lending Act, failure to mitigate damages by properly seeking
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a refund of  insurance premiums prior to filing suit against the customer, and an attempt to collect excessive attorney's fees in violation of Miss. Code
Section 63-19-35. Burgess seeks an unspecified amount in damages for economic loss and compensatory damages for the amount of the loan, attorneys fees and legal expenses. Burgess also seeks an unspecified amount in simple tort damages and punitive damages. Bank is denying liability.

Although the ultimate outcome of these lawsuits cannot be predicted with certainty, management believes, based on the advice of counsel, that the ultimate resolution of these lawsuits will not have a material effect on the Company's consolidated financial condition.




                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HANCOCK HOLDING COMPANY


Date:   October 18, 1995                By:  /s/ George A. Schloegel
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                                                 George A. Schloegel
                                                 Vice Chairman